Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-179219) on Form S-8 of eMagin Corporation and Subsidiary of our report dated March 12, 2015, relating to our audit of the consolidated financial statements, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of eMagin Corporation for the year ended December 31, 2014.

/s/ McGladrey LLP

Seattle, Washington

March 12, 2015